Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES COMPLETION OF FIRST MAJOR DEEP WATER OCEAN-BOTTOM MARINE SEISMIC PROJECT

July 6, 2015 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) today announced that it has successfully completed its first major deep water ocean-bottom marine seismic project. The project, which was located in Southeast Asia and utilized an advanced remotely operated vehicle deployment method at water depths reaching 1,100 meters, was completed over a week ahead of schedule, leading to meaningful cost savings for the customer. Superior planning and project execution led to enhanced performance despite the challenging and complex operating conditions.
The consolidated effort of the vessels, data acquisition crew, and support personnel, in conjunction with the remotely operated vehicles, reliable nodal recording technology and SAE’s proprietary deployment strategy, translated into high efficiency gains and greatly improved performance throughout the life of the project.
SAE specializes in providing ocean-bottom nodal acquisition services in water depths ranging from zero to 3,000 meters. Utilizing its proprietary deployment system, nodes connected by rope can be deployed in depths up to 1,000 meters. For water depths greater than 1,000 meters, and up to 3,000 meters, the nodes are deployed utilizing remotely operated vehicles. SAE’s ocean-bottom seismic acquisition services can be performed in open water or around surface or subsurface infrastructure, which provides a much improved subsurface image of the geological structure. These services are beneficial to customers exploring for new oil and gas fields, as well as those seeking to enhance the performance of known reservoirs in existing fields.
Brian Beatty, President and CEO of SAE, commented, “We are very pleased with our performance on the largest and most complex ocean-bottom marine seismic project we’ve shot to-date. Our project management experience with coordinating complex programs and our technological expertise with ocean-bottom nodal recording systems resulted in the effective and proficient use of resources. We believe the successful completion of this project sufficiently illustrates our ability to reduce our customers’ program costs and overall risk profile on shallow and deep water ocean-bottom marine seismic projects. We remain excited about the opportunities presented to SAE in this new market.”
About SAExploration Holdings, Inc.

Safety. Acquisition. Experience	saexploration.com

SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, and Southeast Asia. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths up to 3,000 meters, SAE offers a full suite of logistical support and in-field processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil, New Zealand and Malaysia. For more information, please visit SAE’s website at www.saexploration.com.
The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.
Forward Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," "will," "should" and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, high levels of indebtedness, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
Contact
SAExploration Holdings, Inc.
Ryan Abney
Vice President, Capital Markets & Investor Relations
(281) 258-4409
rabney@saexploration.com

Safety. Acquisition. Experience	2	saexploration.com